Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of _____, 2014, is made and entered into by and among Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “Company”), and certain Persons listed on Schedule I attached hereto (such Persons, in their capacity as holders of Registrable Securities, the “Holders”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Section 1.

 WHEREAS, certain of the Holders (“Contributing Holders”) have entered into various contribution agreements (the “Contribution Agreements”) with the Company pursuant to which such Holders have contributed (the “Contributions”) certain indirect interests in real property (the “Interests”) to the Company in exchange, in part, for shares of the Company’s Class A common stock (the “Class A Common Stock”); and

WHEREAS, pursuant to the terms of certain management arrangements between each Contributing Holder and Bluerock Real Estate, L.L.C. (the “Demand Agent”) or an affiliate of the Demand Agent (each, a “BRE Party” and collectively, the “BRE Parties”), a BRE Party was entitled to a disposition fee upon any disposition of the Interests; and

WHEREAS, in lieu of the payment of disposition fees payable to the BRE Parties in cash, the BRE Parties elected to have such fees paid to them from a portion of the consideration payable to the Contributing Holders under the Contribution Agreements in the form of shares of Class A Common Stock, paid to the BRE Parties; and

 WHEREAS, the Company desires to enter into this Agreement with the Holders in order to grant the Holders the registration rights contained herein; and

WHEREAS, the Contributing Holders contributed the Interests in consideration of, among other things, their receipt and receipt by the BRE Parties of the registration rights contained herein.

 NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

 Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person; (ii) any Person who, from time to time, is a member of the immediate family of a specified Person; (iii) any Person who, from time to time, is an officer or director or manager of a specified Person; or (iv) any Person who, directly or indirectly, is the beneficial owner of 50% or more of any class of equity securities or other ownership interests of the specified Person, or of any Person of which the specified Person is directly or indirectly the owner of 50% or more of any class of equity securities or other ownership interests.

“Agreement” shall mean this Registration Rights Agreement as originally executed and as amended, supplemented or restated from time to time.

“Board” shall mean the Board of Directors of the Company and any successor governing body of the Company or any successor of the Company.

“BRE Parties” has the meaning set forth in the Recitals hereto.

“Business Day” shall mean each day other than a Saturday, a Sunday or any other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.

“Commission” shall mean the United States Securities and Exchange Commission and any successor thereto.

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“Company” shall have the meaning set forth in the introductory paragraph hereof and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Continuous Offering Registration Statement” shall have the meaning set forth in Section 3(a) hereof.

“Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person through the ownership of Voting Power, by contract or otherwise.

“Contributing Holders” shall have the meaning set forth in the Recitals hereto.

“Contributions” shall have the meaning set forth in the Recitals hereto.

“Contribution Agreements” shall have the meaning set forth in the Recitals hereto.

“Demand Agent” shall have the meaning set forth in the Recitals hereto.

“Demand Notice” shall have the meaning set forth in Section 2(b) hereof.

“Demand Expiration Date” shall have the meaning set forth in Section 2(a) hereof.

“Demand Registration” shall have the meaning set forth in Section 2(a) hereof.

“Demand Registration Statement” shall have the meaning set forth in Section 2(a) hereof.

“Demand Right” shall have the meaning set forth in Section 2(a) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any corresponding provision of succeeding law), and the rules and regulations thereunder.

“Holder” has the meaning set forth in the introductory paragraph above.

“Interests” has the meaning set forth in the Recitals hereto.

“Maximum Demand Amount” shall mean Fifty Percent (50%) of the aggregate Registrable Securities collectively held by all Holders.

“Minimum Demand Amount” shall mean Twenty Percent (20%) of the aggregate Registrable Securities collectively held by all Holders.

“Offering” means the firmly underwritten public offering by the Company of shares of its Class A Common Stock registered with the Commission with Registration No. 333-192610.

“Person” shall mean any individual, partnership, corporation, limited liability company, joint venture, association, trust, unincorporated organization or other governmental or legal entity.

“Piggy-Back Registration” shall have the meaning set forth in Section 4(a) hereof.

“Registrable Securities” shall mean at any time a class of equity securities of the Company or of a successor to the entire business of the Company which (i) are the shares of Class A Common Stock received by the Holders in connection with the Contributions; and (ii) are of a class of securities that are listed for trading on a national securities exchange; provided, however, such Registrable Securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such Registrable Securities shall have been declared effective by the Commission and all such Registrable Securities shall have been disposed of in accordance with such registration statement, (B) such Registrable Securities shall have been sold in accordance with Rule 144 (or any successor provision) under the Securities Act, (C) such Registrable Securities become eligible to be publicly sold without limitation as to amount or manner of sale pursuant to Rule 144 (or any successor provision) under the Securities Act, (D) such Registrable Securities have ceased to be outstanding; or (E) such Registrable Securities have otherwise been transferred in a transaction that constitutes a sale thereof under the Securities Act, the Company has delivered to the Holder’s transferee a new certificate or other evidence of ownership for such shares not bearing the Securities Act restricted stock legend and such shares may subsequently be resold or otherwise transferred by such transferee without registration under the Securities Act.

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“Registration Expenses” shall mean (i) the fees and disbursements of counsel and independent public accountants for the Company incurred in connection with the Company’s performance of or compliance with this Agreement, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, and any premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the sale of any securities and (ii) all registration, filing and stock exchange fees, all fees and expenses of complying with securities or “blue sky” laws, all fees and expenses of custodians, transfer agents and registrars, all printing expenses, messenger and delivery expenses; provided, however, Registration Expenses shall not include any out-of-pocket expenses of the Holders, transfer taxes, underwriting or brokerage commissions or discounts associated with effecting any sales of Registrable Securities that may be offered, or legal expenses of any Holder or group of Holders, which expenses shall be borne by each Holder of Registrable Securities on a pro rata basis with respect to the Registrable Securities so sold.

“Registration Statement” shall mean a Demand Registration Statement or a Continuous Offering Registration Statement.

“Rule 144” shall mean Rule 144 promulgated by the Commission under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended (or any successor corresponding provision of succeeding law), and the rules and regulations thereunder.

“SOIF II” shall mean Bluerock Special Opportunity + Income Fund II, LLC, a Delaware limited liability company.

“SOIF III” shall mean Bluerock Special Opportunity + Income Fund III, LLC, a Delaware limited liability company.

“SOIFs” shall mean SOIF II and SOIF III, collectively.

“Stand-Off Period” shall have the meaning set forth in Section 8 hereof.

“Voting Power” shall mean voting securities or other voting interests ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of board members or Persons performing substantially equivalent tasks and responsibilities with respect to a particular entity.

Section 2. Demand Registration

(a) Demand Right. The Holders shall have a one-time right to demand registration of an offering under the Securities Act of not more than the Maximum Demand Amount and not less than the Minimum Demand Amount (the “Demand Right”). The Holders must exercise the Demand Right not later than 150 days following the initial closing of the Offering (the “Demand Expiration Date”) in accordance with the provisions of Section 2(b). Any registration demanded by exercise of the Demand Right (the “Demand Registration”) shall be made in accordance with the provisions of Section 2(b)(iii).

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(b) Exercise of Demand Right; Demand Agent.

(i) The Holders shall exercise the Demand Right exclusively by and through the Demand Agent, who the Holders have expressly appointed to exercise the Demand Right and carry out such other activities related to the Demand Right as described herein. The Company shall be entitled to rely upon any statements, certificates, notifications or other information provided to it by the Demand Agent, including, without limitation, any Demand Notice, without verification from the Holders.

(ii) To exercise the Demand Right, the Demand Agent shall transmit a notice (the “Demand Notice”) to the Company on or prior to the Demand Expiration Date in accordance with the notice procedures set forth in Section 9(g). The Demand Notice shall specify: (i) the number of Registrable Securities of each Holder requested to be registered in such Demand Registration; (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known; and (iii) the identity of each Holder intending to sell Registrable Securities pursuant to the Demand Registration. Notwithstanding the foregoing, the Holders hereby agree that any Demand Notice shall demand registration of the Registrable Securities in the following order and priority: (i) first, the number of Registrable Securities the SOIFs propose to sell in an amount up to their pro rata portion of the Maximum Demand Amount, allocated pro rata between SOIF II and SOIF III on the basis of the number of Registrable Securities owned by each of the SOIFs or in such manner as they may otherwise agree; and (ii) second, to the extent any portion of the Maximum Demand Amount remains unallotted following the operation of (i), the number of Registrable Securities requested to be included therein by the other Holders in an amount not to exceed their pro rata portion of the Maximum Demand Amount, allocated pro rata among all such Holders on the basis of the number of Registrable Securities owned by each such Holder or in such manner as they may otherwise agree.

(iii) If the Company receives a Demand Notice on or prior to the Demand Expiration Date, the Company shall file, not earlier than 180 days following the initial closing of the Offering and not later than 195 days following the initial closing of the Offering, a registration statement under the Securities Act, on appropriate form as reasonably determined by the Company, for the registration of the Registrable Securities set forth in the Demand Notice (a “Demand Registration Statement”). The Company shall use its commercially reasonable efforts to (A) cause such Demand Registration Statement to be declared effective by the Commission as soon as practicable thereafter; and (B) keep such Demand Registration Statement effective until the earlier of (i) the time that all the Registrable Securities covered by the Demand Registration Statement cease to be Registrable Securities or (ii) the date that is two (2) years from the date of effectiveness of such Demand Registration Statement. The Company further agrees to supplement or amend the Demand Registration Statement and any related prospectus if required by any applicable laws, rules, regulations or instructions, and to use its commercially reasonable efforts to cause any such amendment to become effective and such Registration Statement and related prospectus to become usable as soon as thereafter practicable.

Section 3. Continuous Offering Registration.

(a) Remaining Registrable Securities; Continuous Offering Registration. The Company agrees to prepare and file with the Commission not earlier than 270 days and not later than 315 days following the initial closing of the Offering a registration statement under Rule 415 of the Securities Act or any successor rule thereto (the “Continuous Offering Registration Statement”) for the offering on a continuous or delayed basis in the future covering resales of all Registrable Securities not registered pursuant to a Demand Registration Statement, and will use commercially reasonable efforts to cause such Continuous Offering Registration Statement to be declared effective by the Commission as soon as practicable thereafter. The Continuous Offering Registration Statement shall be on an appropriate form, as reasonably determined by the Company, and the Continuous Offering Registration Statement and any form of prospectus included therein (or prospectus supplement relating thereto) shall reflect the plan of distribution or method of sale as each Holder may from time to time specify in a notice to the Company.

(b) Effectiveness. The Company shall use commercially reasonable efforts to keep the Continuous Offering Registration Statement continuously effective for the period beginning on the date on which the Continuous Offering Registration Statement is declared effective and ending on the date that all of the Registrable Securities registered under the Continuous Offering Registration Statement cease to be Registrable Securities. During the period that the Continuous Offering Registration Statement is effective, the Company shall supplement or make amendments to the Continuous Offering Registration Statement, as required by the Securities Act or other law, including to reflect any specific plan of distribution or method of sale, and shall use its commercially reasonable efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

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Section 4. Piggy-Back Registration.

In the event that the Company fails to file, or if filed fails to maintain the effectiveness of, a Continuous Offering Registration Statement, each Holder may participate, subject to the limitations set forth herein, in a Piggy-Back Registration pursuant to Section 4 hereof; provided that, if and so long as a Continuous Offering Registration Statement is on file and effective, then the Company shall have no obligation to allow participation in a Piggy-Back Registration.

(a) Piggy-Back Registration. If, (i) the Company proposes to file a registration statement under the Securities Act with respect to an underwritten equity offering of at least Thirty Million Dollars ($30,000,000) for its own account or for the account of any of its security holders of any class of equity security other than (1) any registration statement filed by the Company under the Securities Act relating to an offering of Class A Common Stock for its own account as a result of the exercise of the exchange rights set forth in the Partnership Agreement, (2) any registration statement filed in connection with a demand registration right, including, without limitation, a Demand Registration Statement, (3) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission), (4) any registration statement filed prior to the date that is 180 days following the date of the initial closing of the Offering, or (5) any registration statement filed in connection with an exchange offer or offering of securities solely to the Company’s existing securities holders, and (ii) either (1) the Company has failed to file, or if filed fails to maintain the effectiveness of, a Continuous Offering Registration Statement or (2) the registration statement is filed on or after the date that is 180 days following the initial closing of the Offering and prior to the date that is 270 days following the initial closing of the Offering, then the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than ten (10) days before the anticipated filing date), and such notice shall offer each Holder the opportunity to register such number of shares of Registrable Securities as each such Holder may request (a “Piggy-Back Registration”); provided, that, in no event shall the Company be required to register in a Piggy-Back Registration any Registrable Securities registered pursuant to an effective, or filed but not yet effective, Registration Statement. The Company shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company included therein.

(b) Reduction of Offering. Notwithstanding anything contained herein, if in the opinion of the managing underwriter or underwriters of an offering described in Section 4(a) hereof, the (i) size of the offering that the Holders, the Company and such other Persons intend to make or (ii) kind of securities that the Holders, the Company and/or any other Persons intend to include in such offering are such that the success of the offering would be adversely affected by inclusion of the Registrable Securities requested to be included, then (A) if the size of the offering is the basis of such underwriter’s opinion, the amount of securities to be offered for the accounts of Holders shall be reduced pro rata (according to the Registrable Securities proposed for registration) to the extent necessary to reduce the total amount of Registrable Securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided that, in the case of a Piggy-Back Registration, if the securities are being offered for the account of other Persons as well as the Company, then with respect to the Registrable Securities intended to be offered by Holders, the proportion by which the amount of such class of securities intended to be offered by Holders is reduced shall not exceed the proportion by which the amount of such class of the securities intended to be offered by such other Persons is reduced; and (B) if the combination of the securities to be offered is the basis of such underwriter’s opinion, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (A) above (subject to the proviso in clause (A)) or (y) if the actions described in clause (x) would, in the opinion of the managing underwriter or underwriters, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

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Section 5. Black-Out Periods.

Notwithstanding anything herein to the contrary, the Company shall have the right, exercisable from time to time by the Board, to defer the filing of a Registration Statement or to require the Holders not to sell pursuant to a Registration Statement or similar document under the Securities Act filed pursuant to Section 2 or Section 3 or to suspend the effectiveness thereof if at the time of the delivery of such notice the Board reasonably and in good faith has determined that (a) such offer or sale of any Registrable Securities would materially impede, delay or interfere with any material transaction involving the Company; (b) the sale of Registrable Securities pursuant to a Registration Statement or similar document under the Securities Act filed pursuant to Section 2 or Section 3 would require disclosure of non-public material information not otherwise required to be disclosed under applicable law; (c)(i) the Company has a bona fide business purpose for preserving the confidentiality of a material transaction; (ii) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such a material transaction; or (iii) such a material transaction renders the Company unable to comply with Commission requirements, in each case, under circumstances that would make it impracticable or inadvisable, to cause the Registration Statement or other similar document under the Securities Act filed pursuant to Section 2 or Section 3 to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable; or (d) the Board determines in good faith that it is in the Company’s best interests or the Company is required by law, rule or regulation to supplement a Registration Statement or other similar document in order to ensure that the prospectus included in such Registration Statement or similar document (i) contains the information required by the form on which such Registration Statement or similar document was filed, or (ii) discloses any facts or events arising after the effective date of the Registration Statement or similar document that, individually or in the aggregate, represents a fundamental change in the information set forth therein; provided, however, that in no event shall any black-out period extend for an aggregate period of more than 90 days in any 12-month period. The Company, as soon as practicable, shall (i) give the Holders prompt written notice in the event that the Company has suspended sales of Registrable Securities pursuant to this Section 5, (ii) give the Holders prompt written notice of the completion of such suspension event and (iii) use its commercially reasonable efforts to cause the Registration Statement to become effective or amend or supplement the Registration Statement on a post-effective basis or take such action as is necessary to permit resumed use of the Registration Statement or filing thereof as soon as reasonably possible following the conclusion of the applicable suspension event and its effect.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in this Section 5, such Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until such Holder’s receipt of the notice of completion of such event.

Section 6. Registration Procedures.

(a) In connection with the filing of any Registration Statement as provided by this Agreement, until the Registrable Securities cease to be Registrable Securities, the Company shall use commercially reasonable efforts to, as expeditiously as reasonably practicable:

(i)          furnish to each Holder of the Registrable Securities being registered, without charge, such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits) other than those which are being incorporated into such Registration Statement by reference, such number of copies of the prospectus contained in such Continuous Offering Registration Statement (including each complete prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act in conformity with the requirements of the Securities Act, and such other documents, including documents incorporated by reference, as the Holder may reasonably request;

(ii)         register or qualify all Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as the Holder and the underwriters of the Registrable Securities being registered, if any, shall reasonably request, but only to the extent legally required to do so, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, to allow the Holder to consummate the disposition in such jurisdiction of the securities owned by the Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign company or to register as a broker or dealer in any jurisdiction where it would not otherwise be required to qualify but for this Section 6(a)(ii), or to consent to general service of process in any such jurisdiction, or to be subject to any material tax obligation in any such jurisdiction where it is not then so subject;

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(iii)        notify the Holders at any time when the Company becomes aware during any period during which a prospectus for Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and promptly prepare and file a supplement or prepare, file and obtain effectiveness of a post-effective amendment to the Registration Statement and, at the request of the Holders, furnish to the Holders a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(iv)        comply or continue to comply in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission thereunder so as to enable any Holder to sell its Registrable Securities pursuant to the Registration Statement;

(v)         provide a transfer agent and registrar for all Registrable Securities covered by any such Registration Statement not later than the effective date of such Registration Statement;

(vi)        cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities (if the Registrable Securities are then certificated) to be sold and not bearing any Securities Act legend; and enable certificates for such Registrable Securities to be issued for such number of shares and registered in such names as any Holder may reasonably request in writing at least two Business Days prior to any sale of Registrable Securities;

(vii)       list all Registrable Securities covered by such Continuous Offering Registration Statement on any securities exchange or national quotation system on which any such class of securities is then listed or quoted and cause to be satisfied all requirements and conditions of such securities exchange or national quotation system to the listing or quoting of such Registrable Securities that are reasonably within the control of the Company including, without limitation, registering the applicable class of Registrable Securities under the Exchange Act, if appropriate, and using commercially reasonable efforts to cause such registration to become effective pursuant to the rules of the Commission;

(viii)      in connection with any sale, transfer or other disposition by any Holder of any Registrable Securities pursuant to Rule 144, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such name as such Holder may reasonably request in writing at least three Business Days prior to any sale of Registrable Securities pursuant to Rule 144.

(ix)        notify each Holder, promptly after it shall receive notice thereof, of the time when such Registration Statement, or any post-effective amendments to the Registration Statement, shall have become effective, or a supplement to any prospectus forming part of such Registration Statement has been filed or when any document is filed with the Commission which would be incorporated by reference into the prospectus;

(x)         notify each Holder of any request by the Commission for the amendment or supplement of such Registration Statement or prospectus for additional information; and

(xi)        advise each Holder, promptly after it shall receive notice or obtain actual knowledge thereof, of (A) the issuance of any stop order, injunction or other order or requirement by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and use commercially reasonable efforts to prevent the issuance of any stop order, injunction or other order or requirement or to obtain its withdrawal, if such stop order, injunction or other order or requirement should be issued, (B) the suspension of the registration of the subject shares of the Registrable Securities in any state or other jurisdiction and (C) the removal of any such stop order, injunction or other order or requirement or proceeding or the lifting of any such suspension.

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(b) In connection with the filing of any Registration Statement covering Registrable Securities, each Holder shall furnish in writing to the Company such information regarding such Holder (and any of his, her or its Affiliates) of the Registrable Securities to be sold, the intended method of distribution of such Registrable Securities and such other information requested by the Company as is necessary or advisable for inclusion in the Registration Statement relating to such offering pursuant to the Securities Act, including without limitation any information required by Item 507 of Regulation S-K promulgated under the Securities Act, as amended from time to time.

Each Holder agrees by acquisition of the Registrable Securities that (i) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(a)(iii) hereof, such Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the Continuous Offering Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(a)(iii) hereof; (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in clause (A) of Section 6(a)(xi) hereof, such Holder will discontinue its disposition of Registrable Securities pursuant to such Continuous Offering Registration Statement until such Holder’s receipt of the notice described in clause (C) of Section 6(a)(xi) hereof; and (iii) upon receipt of any notice from the Company of the happening of any event of the kind described in clause (B) of Section 6(a)(xi) hereof, such Holder will discontinue its disposition of Registrable Securities pursuant to such Continuous Offering Registration Statement in the applicable state jurisdiction(s) until such Holder’s receipt of the notice described in clause (C) of Section 6(a)(xi) hereof.

Section 7. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, its members, partners, officers, directors, managers, trustees, stockholders, employees, retained professionals, agents and investment advisers, each underwriter, broker or any other Person on behalf of such Holder, and each Person, if any, who Controls such Holder, together with the members, partners, officers, directors, managers, trustees, stockholders, employees, retained professionals, agents and investment advisers of such Controlling Person, against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) to which a Holder or any such indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered and sold under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) any violation or alleged violation of the Securities Act or state securities laws or rules thereunder by the Company that relate to any action or inaction by the Company in connection with such Registration Statement, and the Company will reimburse such Persons for any reasonable legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, liability, action or proceedings; provided, however, that the Company shall not be liable to, or required to indemnify, any Holder under this Section 7(a) in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon, an untrue statement or alleged statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any such Holder or on such Holder’s behalf. The indemnity contained in this Section 7(a) shall remain in full force and effect regardless of any investigation made by or on behalf of a Holder or any such Controlling Person and shall survive the transfer of such securities by a Holder.

(b) Indemnification by the Holders. In connection with any registration in which a Holder is participating, each such Holder agrees to indemnify and hold harmless the Company, each present or past member of the Board, each past or present officer, employee, retained professional, agent and investment adviser, each past or present external advisor or manager, of the Company, underwriter, broker or other Person acting on behalf of the Holder, and each other Person, if any, who Controls any of the foregoing, together with the members, partners, officers, directors, managers, trustees, stockholders, employees, retained professionals, agents and investment advisers of such Controlling Person, against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees), joint or several, to which the Company or any such indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information provided by such Holder or on such Holder’s behalf, or (ii) any violation or alleged violation of the Securities Act or state securities laws or rules thereunder by such Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such Board member, officer, employee, agent, investment adviser or Controlling Person and shall survive the transfer of such securities by any Holder. The obligation of a Holder to indemnify will be several and not joint, among the Holders of Registrable Securities and shall be limited to the net proceeds (after underwriting fees, commissions or discounts) actually received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement, except in the case of fraud or willful misconduct by such Holder.

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(c) Notices of Claims, Etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give prompt written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 7, except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to assume the defense thereof, for itself, if applicable, together with any other indemnified party similarly notified, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, that if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party's prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. The indemnifying party shall not, without the consent of the indemnified party, consent to any judgment or settlement that (i) does not contain a full and unconditional release of the indemnified party from all liability concerning any claim or litigation; (ii) includes a statement about or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party; or (iii) commits any indemnified party to take, or hold back from taking, any action.

(d) Indemnification Payments. To the extent that the indemnifying party does not assume the defense of an action brought against the indemnified party as provided in Section 7(c) hereof, or assumes such defense and thereafter does not diligently pursue the same to conclusion the indemnified party (or parties if there is more than one) shall be entitled to the reasonable legal expenses of common counsel for the indemnified party (or parties). In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of such indemnifying party, which consent shall not be unreasonably withheld. The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of an investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

(e) Contribution. If, for any reason, the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the expense, loss, damage or liability, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission) or (ii) if the allocation provided by subclause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in the proportion as is appropriate to reflect not only the relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

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Section 8. Market Stand-Off Agreement. Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company in connection with any public offering of the Company’s Class A Common Stock or other equity securities, directly or indirectly sell, offer to sell (including, without limitation, any short sale), grant any option or otherwise transfer or dispose of any Registrable Securities (other than to donees of the Holder, who agree to be similarly bound) within fourteen days prior to, and for up to 90 days following, the effective date of a Continuous Offering Registration Statement of the Company filed under the Securities Act or the date of an underwriting agreement with respect to an underwritten public offering of the Company’s securities (the “Stand-Off Period”); provided, however, that:

(a) with respect to any Stand-Off Period, such agreement to Stand-Off shall not be applicable to the Registrable Securities to be sold on the Holder’s behalf to the public in such underwritten offering pursuant to such Continuous Offering Registration Statement;

(b) all executive officers and directors of the Company then holding shares of Class A Common Stock of the Company shall enter into similar agreements;

(c) the Company shall use commercially reasonable efforts to obtain similar agreements from each 5% or greater stockholder of the Company; and

(d) the Holder shall be allowed any concession or proportionate release allowed to any (i) officer, (ii) director or (iii) other 5% or greater stockholder of the Company that entered into similar agreements.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Registrable Securities subject to this Section 8 and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of Class A Common Stock of each Holder (and the Class A Common Stock or securities of every other Person subject to the foregoing restriction) until the end of such period.

 Section 9. Miscellaneous.

(a) Termination; Survival. The rights of each Holder under this Agreement shall terminate upon the earlier of (i) the date on which such Holder no longer holds Registrable Securities or (ii) date that all of the Registrable Securities held by such Holder may be sold during any three-month period in a single transaction or series of transactions without volume limitations under Rule 144 (or any successor provision) under the Securities Act. Notwithstanding the foregoing, the obligations of the parties under Section 7 hereof and paragraphs (d), (e) and (g) of this Section 9 shall survive the termination of this Agreement.

(b) Expenses. All Registration Expenses incurred in connection with any Registration Statement under Section 2 or Section 3 hereof shall be borne by the Company, whether or not any Registration Statement related thereto becomes effective.

(c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

(d) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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(e) Waiver Of Jury Trial; Forum. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY SHALL BRING ANY ACTION AGAINST ANY OTHER PARTY IN CONNECTION WITH THIS AGREEMENT IN A FEDERAL OR STATE COURT LOCATED IN NEW YORK, NEW YORK, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

(f) Prior Agreement; Construction; Entire Agreement. This Agreement, including the exhibits and other documents referred to herein (which form a part hereof), constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties, and all such prior agreements and understandings are merged herein and shall not survive the execution and delivery hereof.

(g) Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service or be telecopier and shall be deemed given when so delivered by hand or, if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), addressed as follows:

If to the Holder:	To the address indicated for such Holder in Schedule I hereto.

If to the Company:	Bluerock Residential Growth REIT, Inc.
712 Fifth Avenue, 9th Floor
New York, New York 10019
Attention: R. Ramin Kamfar
Facsimile: 646-278-4220

with a copy to:

Kaplan, Voekler, Cunningham & Frank, PLC
1401 East Cary Street
Richmond, VA 23219
Attention: Richard P. Cunningham, Jr.
Facsimile: 804.823.4099

(h) Successors and Assigns; Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties thereto. The Company may assign its rights or obligations hereunder to any successor to the Company’s business or with the prior written consent of Holders of a majority of the then outstanding Registrable Securities, which consent will not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, no assignee of the Company shall have any of the rights granted under this Agreement until such assignee shall acknowledge its rights and obligations hereunder by a signed written agreement pursuant to which such assignee accepts such rights and obligations. A Holder may not assign its rights under this Agreement without the consent of the Company, which the Company may withhold in its sole discretion.

(i) Headings. Headings are included solely for convenience of reference and if there is any conflict between headings and the text of this Agreement, the text shall control.

(j) Amendments And Waivers. The provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company and the Holders of a majority of the Registrable Securities; provided, however, that the provisions of this Agreement may not be amended or waived without the consent of the Holder of all the Registrable Securities adversely affected by such amendment or waiver if such amendment or waiver adversely affects a portion of the Registrable Securities but does not so adversely affect all of the Registrable Securities; provided, further, that the provisions of the preceding provision may not be amended or waived except in accordance with this sentence. Any waiver, permit, consent or approval of any kind or character on the part of any such Holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company.

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(k) Interpretation; Absence Of Presumption. For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, paragraph or other references are to the sections, paragraphs, or other references to this Agreement unless otherwise specified, (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified, (iv) the word “or” shall not be exclusive and (v) provisions shall apply, when appropriate, to successive events and transactions.

 This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instruments to be drafted.

(l) Severability. If any provision of this Agreement shall be or shall be held or deemed by a final, non-appealable order by a competent authority to be invalid, inoperative or unenforceable, such circumstance shall not have the non-appealable effect of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable, but this Agreement shall be construed as if such invalid, inoperative or unenforceable provision had never been contained herein so as to give full force and effect to the remaining such terms and provisions.

(m) Specific Performance; Other Rights. The parties recognize that various other rights rendered under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to them at law or in equity, have the right to enforce the rights under this Agreement by actions for injunctive relief and specific performance.

(n) Attorneys’ Fees. Should any party hereto employ attorneys or arbitrators to bring an action or arbitration to enforce any of the provisions hereof, the non-prevailing party in such action or arbitration shall pay the prevailing party all reasonable costs, charges, and expenses, including attorneys’ fees and costs, expended or incurred in connection therewith.

(o) Further Assurances. In connection with this Agreement, as well as all transactions and covenants contemplated by this Agreement, each party hereto agrees to execute and deliver or cause to be executed and delivered such additional documents and instruments and to perform or cause to be performed such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions and covenants contemplated by this Agreement.

(p) No Waiver Of Breach. The waiver of any breach of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

[SIGNATURE PAGE FOLLOWS]

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[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first written above.

BLUEROCK RESIDENTIAL GROWTH REIT, INC., a Maryland corporation

By:
Name:
Its:

HOLDERS:

Bluerock Special Opportunity + Income Fund II, LLC, a Delaware limited liability company

By: BR SOIF II Manager, LLC
Its: Manager

By:
Name:
Its:

Bluerock Special Opportunity + Income Fund III, LLC, a Delaware limited liability company

By: BR SOIF III Manager, LLC
Its: Manager

By:
Name:
Its:

BR SOIF II Manager, LLC, a Delaware limited liability company

By:
Name:
Its:

BR SOIF III Manager, LLC, a Delaware limited liability company

By:
Name:
Its:

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Schedule I

Holder	Address	Registrable Securities

Bluerock Special Opportunity +	c/o Bluerock Real Estate, L.L.C.
Income Fund II, LLC*	712 Fifth Avenue, 9th Floor
New York, New York 10019
Attention: R. Ramin Kamfar
Facsimile: 646-278-4220

Bluerock Special Opportunity +	c/o Bluerock Real Estate, L.L.C.
Income Fund III, LLC*	712 Fifth Avenue, 9th Floor
New York, New York 10019
Attention: R. Ramin Kamfar
Facsimile: 646-278-4220

BR SOIF II Manager, LLC	c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, New York 10019
Attention: R. Ramin Kamfar
Facsimile: 646-278-4220

BR SOIF III Manager, LLC	c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, New York 10019
Attention: R. Ramin Kamfar
Facsimile: 646-278-4220

* Denotes Contributing Holder